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AOL INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
DENNIS A. MILLER
JAMES A. WARNER

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Starboard Value LP (“Starboard Value”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of shareholders of AOL Inc., a Delaware corporation.

On May 7, 2012, Starboard Value issued the following presentation:

STARBOARD VALUE

AOL, Inc.
Starboard Value Presentation
May 7, 2012

Overview of Starboard Value LP

- Starboard Value LP is a deep value oriented investment firm that specializes in investing in underperforming companies and analyzing alternative strategies to unlock value for the benefit of all shareholders.
  - Our approach to investment research begins with a deep fundamental understanding of a company's businesses, end markets, and competitive positioning.
  - We compile information from a variety of publicly available sources, including our own primary research, as well as interviews with industry executives, consultants, customers, partners, competitors, and other investors.
  - We evaluate each company with an open mind and welcome constructive discussions with management regarding corporate strategy and their vision for the future.
- Starboard Value has been making active investments in small cap public companies for over ten years.
  - Our only means of generating returns is through an increase in shareholder value at our portfolio companies.
  - Our interests are therefore directly aligned with those of all shareholders.

STARBOARD VALUE

Why We Are Involved with AOL

- We strongly believe that a significant opportunity exists to unlock value at AOL based on actions within the control of management and the Board of Directors (the "Board").
- Unfortunately, to date, management and the Board have been unwilling to consider adjustments to their current strategy and remain steadfastly committed to the status quo.
  - As a result, we do not believe the Company is currently being run in the best interest of all shareholders.
  - As one of the largest shareholders of AOL, we only want what is best for the Company and its shareholders, which includes addressing the problems with the current strategy and significantly improving AOL's ongoing operating performance.
- In the interest of ensuring that AOL shareholders have the opportunity to understand our thoughts and perspectives on the Company, we are publishing the following presentation outlining our views regarding AOL's businesses and our concerns regarding the current strategy.
  - The presentation is based solely on our analysis of publicly available information and also includes third-party, independent analysis by L.E.K. Consulting, a well-regarded consulting firm with specialization in the Media, Entertainment & Technology industry.
  - We contracted L.E.K. Consulting to ensure that our analysis was based on a truly objective view of AOL.

AOL Reported Business Segment Overview

AOL provides online products, services, and content to consumers, publishers, and advertisers. The Company reports revenue in five different business segments.

Segment	Description
Access	Subscription-based dial-up internet access and related services provided to more than three million paying subscribers
Search	Internet search services through Google's organic web search results and paid advertising
Advertising Network	Advertising.com, one of the largest third-party online advertising networks in the country
Display	Free Premium Content websites and hyper-local Patch
Other	Third-party fees for mobile applications, MapQuest B2B services, and ADTECH ad serving technology

Source: 10-K as of December 31, 2011

STARBOARD VALUE

We Believe AOL's Display Segment is Generating Massive Losses

Based on conversations with the Company, competitors, industry consultants, and Wall Street analysts, among others, we have estimated the profitability of each of AOL's reported business segments with a high degree of conviction.

CY 2011 Operating Performance (1, 2) *($ in millions)*

	Revenue	Adjusted EBITDA	Adj. EBITDA Margin
Access	$803	$643	80%
Search	357	261	73%
Advertising Network	384	21	6%
Display - Free Premium Content	**560**	**(398)**	**-71%**
Display - Patch	**13**	**(147)**	**-1131%**
Other	85	8	10%
Total	**$2,202**	**$388**	**18%**
Total (excluding Display)	**$1,629**	**$933**	**57%**

- We are not the only ones who believe that AOL is losing over $500 million in its Display business.
- In fact, research analysts that cover the Company publicly estimate that AOL loses over $500 million in its Display business.(3)

(1) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses.

(2) For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch…"

(3) In a research report published on April 9, 2012, Barclays estimated that AOL's Display business generated EBITDA losses of $527.4 million in 2011.

STARBOARD VALUE

Is AOL Operating its Display Business Efficiently?

AOL has built one of the largest online content destinations

Through acquisitions and investments, AOL has built one of the largest online content destinations, generating over 100 million unique visitors and 127 billion page views.

Number of Unique Visitors, December 2011


(Million)
180
160
140
120
100
80
60
40
20
0
176
129
122
107
89
31
Yahoo!
YouTube
MSN
AOL3
Wikipedia
Yelp

Content Type:	Portal	Video	Portal	Portal	Encyclo- -pedia	Local

Number of Page Views, 2011


(Billion)
450
400
350
300
250
200
150
100
50
0
445
252
127
103
98
16
13
Other1 (~13B)
Huffington Post (~10B)
AOL.com2
Yahoo!
YouTube
AOL
MSN
Pogo
Wikipedia

Content Type:	Portal	Video	Portal	Portal	Games	Encyclo- pedia

(1) Includes all AOL-owned properties other than AOL.com, such as TechCrunch, Engadget, and MapQuest.
(2) Includes sub-domains (e.g., music.aol.com).
(3) Includes all AOL properties.
Source: comScore, Company websites

STARBOARD VALUE

However, AOL is not operating these assets efficiently

Despite the well-recognized brands and attractive scale of AOL's Display assets, we estimate that these businesses are collectively losing more than $500 million per year.(1) Further, excluding Patch and the acquisition of The Huffington Post, we estimate that organic Display revenue declined by 13% from 2009 to 2011.(2)

Display Revenue and Estimated EBITDA Losses (1) *($ in millions)*



Organic revenue decline (13%)
$800
$600
$400
$200
$0
($200)
($400)
($600)
($800)
$598
($428)
$512
($363)
$573
$520
Display
(ex Huff Post and Patch)
($545)
2009
2010
2011
Revenue
EBITDA

- Based on the current cost structure for the Display business, even assuming 100% incremental margins, AOL's Display business would have to grow by over 95% just to break even.(3)
- In 2011, the Display business grew only 4% organically, and over the last two years, has declined by 13% organically.

"But any healthy content business, media business would have margins attached to it that are attractive."

– CEO Tim Armstrong 1Q11 conference call, 5/4/11

(1) Display revenue figures from Company filings. Display losses are based on Starboard Value estimates derived from assumptions including EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other businesses. These values are derived from conversations with the Company, competitors, Wall Street research analysts, and Starboard Value internal estimates.
(2) For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue...." Huffington Post revenue based on AOL estimates of $50 million total revenue for Huffington Post in 2011. Given that the transaction closed in early March, we have estimated Huffington Post on a pro rata basis and assumed $40 million contribution to AOL in 2011.
(3) Analysis assumes 100% incremental margins.

STARBOARD VALUE

Other similarly-sized premium content sites are highly profitable

As just one example, WebMD Health is highly profitable on a similar-sized revenue base.

- The majority of WebMD's revenue is derived from public portal advertising and sponsorship.(1)
- By focusing on a single attractive vertical, WebMD has amassed revenue of $558 million and EBITDA of $181 million, representing a 32% EBITDA margin.

WebMD Health Financials (2) *($ in millions)*

	Revenue	EBITDA	EBITDA Margin
WebMD Health	$559	181	32%

AOL Financials (3) *($ in millions)*

	Revenue	EBITDA	EBITDA Margin	
Total Display	$573	($545)	-95%	We believe this is the right comparison as Search is not dependent on Display.
Total Display + Search	931	(285)	-31%	Even if you include Search, performance is still poor.
Display ex Patch	560	(398)	-71%	We believe this would be a good first step, but it is still not enough to make Display profitable.
Display ex Patch + Search	918	(138)	-15%	

On any metric, AOL's Display business is substantially underperforming.

(1) Approximately 85% of consolidated revenues come from Public Portal Advertizing and Sponsorship, while 15% come from Private Portal Services.
(2) Company filings and Capital IQ.
(3) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses. For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…" We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch…"

STARBOARD VALUE

Smaller sized premium content sites are also highly profitable

CNET Networks serves as evidence that a display business can be highly profitable on a smaller revenue base than AOL has today.

- CNET, prior to its acquisition by CBS Corporation in 2008, provided online information, product reviews, and advice for consumers interested in technology and consumer electronics.

CNET Financials (1) *($ in millions)*

	Revenue	EBITDA	EBITDA Margin
2008	$408	$55	13%
2007	406	65	16%
2006	369	59	16%

AOL Financials (2) *($ in millions)*

	Revenue	EBITDA	EBITDA Margin	
Total Display	$573	($545)	-95%	We believe this is the right comparison as Search is not dependent on Display.
Total Display + Search	931	(285)	-31%	Even if you include Search, performance is still poor.
Display ex Patch	560	(398)	-71%	We believe this would be a good first step, but it is still not enough to make Display profitable.
Display ex Patch + Search	918	(138)	-15%	

On any metric, AOL's Display business is substantially underperforming.

(1) Company filings and Capital IQ.
(2) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses. For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch…."

STARBOARD VALUE

AOL's Display business is not profitable because it is pursuing a high cost strategy

The poor performance of AOL's Display business is the direct result of its lack of focus and the Company's expensive operating cost structure.

- AOL owns approximately 50 different content brands.[1] We question how many of them have the scale to compete profitably.
- Furthermore, for its Display properties that do have substantial scale, the Company has invested aggressively in high-cost, in-house editorial staff in an attempt to develop premium content to attract deep-pocketed national advertisers.
- AOL also employs high-cost direct sales reps to try to sell its ad inventory directly to ad agencies at premium CPMs.
- However, it is our understanding that a large percentage of the Company's ad inventory is sold through advertising networks and advertising exchanges, which carry significantly lower CPMs than direct sales.

As a result of the mismatch between the high cost structure of the Display businesses and the primarily low-CPM ad sales it generates, AOL loses over $500 million in its Display business.[2]

"First of all – to be very blunt – AOL's struggle in profitability is not because we can't be profitable. It's because it has to be set up properly."

– CEO Tim Armstrong, Online News Association Conference, 10/28/10

(1) Sourced from Company website.
(2) Display losses are based on Starboard Value estimates derived from assumptions including EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other businesses. These values are derived from conversations with the Company, competitors, Wall Street research analysts, and Starboard Value internal estimates.

Changes at The Huffington Post are a prime example

By implementing its high operating cost strategy at The Huffington Post, we believe AOL has eroded the business model that made The Huffington Post successful pre-acquisition: low-cost content generation.

Pre-Acquisition		Post-Acquisition	
Low cost	▪ One of the few profitable online ad supported content properties	High cost	▪ Cost structure reflects substantially increased internal staff
Aggregated content	▪ Focus on aggregating news from other sources	Original content	▪ Focus has been shifted to original content creation
Free writers	▪ Low cost content generation through an active community of bloggers	High paid writers	▪ Free contributors have been replaced with highly paid editorial staff
Lean staff	▪ Streamlined verticals (~15) with editors filling multiple roles ▪ 97 FT editorial staff; 203 total FTEs (Dec, 2010)	Large staff	▪ Rapid expansion of verticals (~50) ▪ Rapid growth in staff, including editors and reporters, to support expanded structure
US Focus	▪ Created national and some local editions	International Focus	▪ Launched several international editions in Canada, UK, France, Spain, Italy, and Germany
Profitable	▪ **Became profitable in 2010**	Unprofitable	▪ **Cost-heavy business model which we believe is now unprofitable**

Source: AOL, Financial Times, company websites
Note: AOL announced The Huffington Post achieved profitability in 2010 on its conference call dated February 7, 2011.

STARBOARD VALUE

AOL's strategy has led to expenses outpacing revenue growth

From 2010 to 2011, AOL spent approximately $2.59 for every $1.00 of incremental Display revenue.[1,2,3]

Change in AOL Display Revenue and Costs – 2010 to 2011 ***($ in millions)***


$75
$25
($25)
($75)
($125)
($175)
$61
Patch Revenue
Other Display Revenue
Other Display Costs
Patch Costs
($158)
Other Display EBITDA
Patch EBITDA
($111)
Change in Display Revenue (1)
Change in Display Costs (2)
Change in Display EBITDA (3)

- In 2011, AOL added $61 million of incremental Display revenue, approximately $40 million of which we believe was acquired through The Huffington Post acquisition.[1]
- However, the costs of the incremental revenue totaled $158 million.[2]
- Therefore, for every $1.00 of incremental Display revenue in 2011, AOL spent $2.59.[1,2,3]
- These costs do not even include the capital outlay of $315 million to acquire The Huffington Post and its approximately $40 million of revenue.
- Excluding revenue from Huffington Post, we believe Display revenue increased by only $20 million, even with all of these additional costs.

(1) The total increase in Display revenue is based on Company filings. For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue… ."

(2) Calculated as change in AOL's total costs from 2010 to 2011, including traffic acquisition costs, cost of revenues, SG&A, and stock-based compensation. Assumes constant EBITDA margins across AOL's non-Display businesses, which results in incremental changes in costs relative to change in revenue. Non-Display EBITDA margins include estimates of 80% for Access, 73% for Search, 5.5% for Advertising Network, and 10% for Other.

(3) Calculated as change in Display revenue plus change in Display costs.

(4) Huffington Post revenue based on AOL estimates of $50 million total revenue for Huffington Post in 2011. Given that the transaction closed in early March, we have estimated Huffington Post on a pro rata basis and assumed $40 million contribution to AOL in 2011.

STARBOARD VALUE

AOL needs to substantially improve the profitability of Display

The Board needs to take the following actions:

- **Fully allocate the costs for each content property and vertical to determine true profitability.**
  - Based on conversations with management, AOL currently measures profitability by property as total revenue less direct editorial spending.
  - However, this does not include any costs related to sales and marketing to generate this revenue or the Company's significant technology and corporate expenses.
- **Take action with regard to unprofitable content properties and verticals.**
  - For each property or vertical that is unprofitable on a fully allocated basis, determine whether the Company has a legitimate plan to become profitable on a risk-adjusted basis in the near term.
  - If not, determine whether each of these unprofitable verticals should be restructured, sold, shut down, or outsourced to a content partner to substantially improve profitability.
- **Rationalize all duplicative costs throughout the organization.**

The net result of these actions should be a Display business that is profitable on a stand-alone and fully-allocated basis. Other companies can generate profits on a similar and even lower amount of revenue. AOL should strive to do the same.

STARBOARD VALUE

Is Patch a Viable Business Model?

What is Patch?

Patch is a collection of 863 different news and information websites for small towns across the US.[1]


Patch
Browse...
California
Connecticut
District of Columbia
Florida
Georgia
Illinois
Iowa
Maryland
Massachusetts
Michigan
Minnesota
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Pennsylvania
Rhode Island
South Carolina
Virginia
Washington
Wisconsin


THE EXCITEMENT IS BUILDING IN DARIEN
DarienPatch
Homes on Video: $26M Contentment Island Estate
PAPA JOE'S

(1) Number of Patches reported by the Company as of yearend 2011.

STARBOARD VALUE

Patch is the largest single contributor to losses in Display

- AOL acquired Patch, a company that AOL's Chairman and CEO Tim Armstrong co-founded, for $7.0 million in cash from an investment company that Mr. Armstrong also founded.
- Since then, the Company lost approximately $75 million in 2010 and $147 million in 2011.(1)
- AOL has spent a total of $242 million, or $2.60 per share, to acquire and build Patch.(2)

CY 2011 Display Operating Performance (1) *($ in millions)*

	Revenue	Adjusted EBITDA	Adj. EBITDA Margin
Display - Free Premium Content	$560	($398)	-71%
Display - Patch	**$13**	**($147)**	**-1131%**

Despite significant investment, Patch has minimal revenue and massive losses.

(1) For Patch, we arrived at our cost estimate in 2010 based on the following statement by the Company's Chief Financial Officer on the 4Q10 conference call: "... you should take into consideration the run rate increase in Patch expenses as compared to the approximately $75 million we spent in 2010… ." We arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "... we're going to spend $160 million a year this year on Patch… ."

(2) Calculated based on $7 million to acquire Patch in June 2009, $75 million of investment in 2010, and $160 million of investment in 2011. Share count of 93.1 million sourced from AOL preliminary proxy filed on April 5, 2012.

STARBOARD VALUE

We believe the Patch business model is flawed and will not succeed

- Patch is a high cost business model that is not scalable.
- Local advertisers want direct response ads that have an attractive measurable ROI, which we believe Patch ads do not provide.(1)
- National advertisers do not appear to value hyper-local advertising any more than they value broad-based display advertising because there is no evidence that proves it is more effective.(1)
- As a result, we believe that the vast majority of Patch ad slots are filled with remnant AOL ad inventory, which could be used on any other AOL property.(1)
- Even if Patch were to achieve its targeted revenue model, the business would still be highly unprofitable on its current cost structure.(2)

"… Unless Patch can come up with a new, performance-based product that can drive people into the advertisers' stores, their business model isn't going to work and it won't succeed…."

– Former senior Patch employee, March 2012 (1)

(1) Based on interviews conducted by L.E.K. Consulting.
(2) Based on a targeted revenue model of 80% of Patch's ad slots being filled by local advertisers per interviews conducted by L.E.K. Consulting. Assumes a 7% discount to rate card pricing and a 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 80% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches.

STARBOARD VALUE

Patch is not a scalable business model

Each individual Patch requires substantial fixed costs to operate.

Patch's fixed operating costs include [(1)]:

- A dedicated local editor in each town writing 100 or more articles per month.
- Several freelance journalists in each town writing an additional 20 to 40 articles per month.
- Local advertising sales manager to meet individual local businesses to try to get them to advertise on Patch.
- Regional publishers and regional editors overseeing a collection of Patches.

"Content costs are not very scalable. The whole idea of Patch was to have local people writing about local stories. This is what brings people to the site. As long as this is the business model, however, you need local bodies on the ground."

– Former Patch ad manager, March 2012 [(2)]

(1) Based on interviews with former Patch employees as well as an article published by paidContent.org on December 10, 2010.
(2) Based on interviews conducted by L.E.K. Consulting.

STARBOARD VALUE

AOL has consistently underestimated the costs of operating Patch

Q1 2010 Call: *"And I think we are still probably disclosing $50 million [of investment in Patch] and we'll continue on that path until we see a need to change that number."*
– CEO Tim Armstrong, 4/28/10

Q2 2010 Call: *"… we expect to allocate more than the $50 million originally anticipated to Patch…."*
– CEO Tim Armstrong, 8/4/10

Q3 2010 Call: *"The sequential increase in local spend was due primarily to the dramatic increase in the pace of our rollout of Patch into towns across the United States… which would put our run rate expense related to local at approximately $30 million per quarter going into 2011."*
– CEO Tim Armstrong, 11/3/10

Q4 2010 Call: *"The faster than anticipated rollout put our run rate expenses for Patch at approximately $40 million at the end of the quarter, which is higher than the $30 million quarterly run rate we talked about on our last call…."*
– CFO Arthur Minson, 2/2/11

Management Estimates of Annual Patch Costs



($ in millions)
1Q10
$50
2Q10
$50+
3Q10
$120
4Q10
$160
$0
$50
$100
$150
$200

What metrics was the Board looking at to justify these increases in spending?

Did the Board have any oversight or control around budgeting?

STARBOARD VALUE

And monetization and profitability have remained elusive

Q2 2010 Call: *"And I think over time basically the expectations on monetization should be, Patch is going to be an investment property over the next two years and I think coming out of the next two years, we'd expect to have more meaningful monetization in general." – CEO Tim Armstrong, 11/3/10*

Q4 2010 Call: *"So as we continue to rollout [Patch] properties, we would expect the model behind it to have rolling profitability to these sites at some point without going into detail, when…. **And the reason I'm not giving you transparency around Patch is because I don't want to and I think we – but you're going to have to trust me on this…."** – CEO Tim Armstrong, 2/2/11 (emphasis added)*

Investor Day: *"… monetization is coming to Patch, so we've gotten a lot of questions on that. We are dead serious about it and we're going to make it happen." – CEO Tim Armstrong, 6/16/11*

Conference: *"… I am a rational investor in Patch…. I would hope the profitability of the Patch is rolling thunder that we see over time…." – CEO Tim Armstrong, 12/5/11*

Patch Financials (1) *($ in millions)*



$40
$20
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
($160)
?
($75)
$13
($147)
2010
2011
Revenue
EBITDA

(1) We arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue… ." We arrived at our cost estimate in 2010 based on the following statement by the Company's Chief Financial Officer on the 4Q10 conference call: "… you should take into consideration the run rate increase in Patch expenses as compared to the approximately $75 million we spent in 2010… ." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch… ."

STARBOARD VALUE

Patch has failed to sell a meaningful portion of its ad slots to local advertisers

Despite Patch's target of selling 80% of its ad slots to local advertisers, less than 20% of ad placements on Patch are filled by local businesses.[(1)]

- Patch has failed to achieve this target because local advertisers want direct response ads that have an attractive measurable ROI, something that we believe Patch's Display ads cannot provide.
- In addition, based on the Company's monthly rate card pricing, which implies extremely high effective CPMs, local advertisers find it difficult to justify advertising on Patch.

Local Ads as a % of Total Patch Ad Placements[(1)]



Actual
18%
Target
80%
0%
20%
40%
60%
80%
100%

"… Patch provides general branding for local businesses, but this is not what most customers want. Local advertisers want to see the impact of their spend, and generally prefer pay-for-performance advertising…"

– Former Patch ad manager, March 2012 [(1)]

"… our local advertisers are sophisticated and smart. They want to know about metrics and performance. They're not going to pay a $35 CPM to reach twelve people, which is unfortunately what they would have been paying at times…."

– Former Patch ad manager, March 2012 [(1)]

(1) Based on interviews conducted by L.E.K. Consulting.

The majority of local advertisers do not renew

Based on interviews with former Patch employees, approximately 70% of local advertisers who advertise on Patch do not renew when their 6-12 month contracts expire.[1]

- Based on Patch's lack of an attractive measurable ROI and extremely high monthly rate card pricing, 70% of local advertisers do not renew when their contracts expire.[1]
- There is a finite number of local advertisers.
- Churning through local advertisers with a poor value proposition makes winning local advertisers back very difficult and further challenges the business model.

Patch Local Advertiser Renewal Rate [1]


Renew
30%
Do Not Renew
70%
0%
20%
40%
60%
80%

"…I have not gotten a single sale from someone who has seen my ad on Patch, so I can't say I'm very happy with the prices I've had to pay to advertise…."

– Local advertiser on Patch, March 2012 [1]

"…It has been two months and I haven't gotten any results from Patch. If I do not see any return in the next month, I'm going to stop using Patch."

– Local advertiser on Patch, March 2012 [1]

STARBOARD VALUE

(1) Based on interviews conducted by L.E.K. Consulting.

Local businesses can bypass Patch's high rate cards

Even if local businesses wanted to advertise on Patch, they could bypass Patch's high rate card pricing by using Google AdWords.

- Google AdWords allows advertisers to specify on which sites they want their advertisements to appear, including placing the ad directly onto a specific local Patch.
- This allows local businesses to pay remnant inventory prices for Patch's ad slots.



Display Network: managed placements
Add placements
Edit
Change status...
See URL list...
Alerts
Placement
patch.com
chatsworth.patch.com
chatsworth.patch.com/places
Total - all managed placements

By using Google AdWords, a local business can place its ad on its local Patch at approximately a 95% discount to current rate card pricing.[(1)]

We believe that Patch's fixed cost monthly revenue pricing model does not work.

STARBOARD VALUE

(1) Based on L.E.K. Consulting analysis.

AOL fills Patch ad slots with remnant AOL ad inventory

We believe the majority of Patch's ad slots are being filled with remnant AOL ad inventory at very low CPMs. This inventory could be placed on any AOL property, yet we believe it is pushed to Patch in order to justify continued investment in Patch.

- Even if we hypothetically assume that Patch can generate $30 million of revenue in 2012, and that local businesses constitute approximately 18% of Patch's ad slot placements at a 15% discount to rate card pricing, this would imply that the remainder of Patch's ad sales are being sold at discounts of 96% to rate card pricing. (1)
- The reality however, based on Patch's actual results, implies that either a higher percentage of volume is being sold through ad networks or that local advertisers are buying ad slots at even steeper discounts to Patch's rate card pricing.

"… I would estimate that 90-95% of national ads on Patch are being filled by ad networks at a CPM of $1 to $2…."

– Former Patch sales executive, March 2012 (2)

(1) Assumes 18% of Patch's ad slots are being filled by local advertisers at a 15% discount to rate card pricing. Assumes 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 18% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches. At $30 million of revenue, this implies that the remaining ad slots are filled at a 96% discount to rate card pricing.
(2) Based on interviews conducted by L.E.K. Consulting.

STARBOARD VALUE

It appears national advertisers do not value Patch

Given the substantial percentage of ad slots on Patch that we believe are sold at steep discounts to rate card pricing, we would also question whether national advertisers value Patch.

- As part of the assignment, L.E.K. Consulting contacted national advertisers to better understand why they value advertising on Patch.
- After contacting 11 randomly-selected national advertisers and receiving 11 consecutive responses that these advertisers did not value advertising on Patch more than any other form of broad-based display advertising, L.E.K. moved on to other parts of the assignment.
- While this is clearly a small sample size, we believe these results are highly indicative of the responses we would receive from a larger sample size for the following reasons:
  - National advertisers are more interested in broad reach than hyper-local advertising.
  - Patch's monthly fixed rate card pricing implies substantially higher CPMs than national advertisers would otherwise pay on other local sites.

National Advertiser Survey Results (1)

Do national advertisers value a Display ad on Patch more than any other form of broad-based display advertising?



Yes
0%
No
100%
0%
25%
50%
75%
100%

"… Our clients have never asked us for hyper-local advertising, and we don't see a need with a national product. Patch may be able to get some traction through AOL, but it's really all about the reach and getting your brand out there. I don't see this changing in the future…."

– Senior advertising agency director, March 2012 (2)

(1) Survey from L.E.K. Consulting. Sample size of 11 randomly-selected national advertisers.
(2) Based on interviews conducted by L.E.K. Consulting.

STARBOARD VALUE

So, is Patch a viable business model?

Below are Patch's rate card prices to advertise on its homepage and its internal pages.[(1)]

Homepage Options

Homepage A



Leaderboard
$560
YourTownPatch
Slot 1
$300
National
$710
BTF Slot 2
$460

Homepage B



Leaderboard
$560
YourTownPatch
Slot 1
$300
National
$946
BTF Slot 2
$460

Internal Page Options

Internal Page A



Leaderboard
$2,400
YourTownPatch
Slot 1
$1,680
Slot 7
$75
National
$2,400
BTF Slot 2
$2,000
Slot 3
$1,200
Slot 4
$1,400
$560

Internal Page B



Leaderboard
$2,400
YourTownPatch
Slot 1
$1,680
Slot 7
$75
National
$2,961
BTF Slot 2
$2,000
Slot 4
$1,400

(1) Rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012.

Patch is not a viable business model

Even at AOL's target revenue model of selling 80% of ad slots to local advertisers near rate card pricing, we estimate that Patch would still lose approximately $20 million to $60 million per year.(1)

- Patch is currently selling less than 20% of its ads to local advertisers, which is far below its 80% target.(2) Further, AOL is selling these ads at a discount to rate card.
- Even if Patch was able to increase local full fee ad slot sales to 80%, which is highly unrealistic, the business would still lose money.

Patch P&L, Target Case[1]	Monthly (Per Patch)	Annual (Per Patch)	Annual (All Patches)
Number of Patches			**863**
Revenue			
Total Homepage Display Ad Revenue	**1,544**	**18,528**	**15,989,885**
Total Internal Display Ad Revenue	**8,858**	**106,294**	**91,732,101**
Business Listings	**287**	**3,443**	**2,971,722**
Total	**10,689**	**128,266**	**110,693,707**
Expenses [3]			
Total - Base Case Expenses	**16,667**	**200,000**	**172,600,000**
Total - Low Case Expenses	**12,500**	**150,000**	**129,450,000**
Operating Loss - Base Case Expenses	**(5,978)**	**(71,734)**	**(61,906,293)**
Operating Loss - Low Case Expenses	**(1,811)**	**(21,734)**	**(18,756,293)**

"...on the monetization of Patch... I would just say when we started the product in general, we started it without monetization in mind...." – CEO Tim Armstrong, 2Q10 conference call, 8/4/10

(1) Based on a targeted revenue model of 80% of Patch's ad slots being filled by local advertisers per interviews conducted by L.E.K. Consulting. Assumes a 7% discount to rate card pricing and a 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 80% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches.
(2) Based on interviews conducted by L.E.K. Consulting.
(3) On November 2, 2011 at an investor conference hosted by UBS, CEO Tim Armstrong stated that Patch costs, "$150,000 to $200,000 per town to run...."

The Board needs to take action on Patch immediately

- We believe Patch is currently losing approximately $150 million per year.(1)
- We believe Patch can not be profitable, even in the best case scenario, because its business model is flawed.(2)
  - Patch is a high cost business model that is not scalable.
  - Patch's value proposition for local advertisers is poor given the lack of an attractive measurable ROI and high effective CPMs.
- As a result, reality is much worse than the best case.
  - Less than 20% of ad placements are filled by local businesses, far below the Company's target of 80%.(3)
  - Approximately 70% of local businesses that do place ads on Patch do not renew when their contracts expire. This high level of churn further challenges the business model.(3)
  - National advertisers do not value hyper-local advertising any more than they value broad-based display advertising.(3)
  - As a result, the vast majority of Patch's ad slots are filled with remnant AOL ad inventory at very low CPMs.(3)
- Patch should either be:
  - Sold
  - Partnered with a third party who will fund future investment
  - Shut down

The Board needs to evaluate Patch on its financial merits alone and not allow Mr. Armstrong's emotional and personal connection to Patch influence the Board's judgment as to the right course of action for shareholders.

(1) We arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch… ."

(2) Based on a targeted revenue model of 80% of Patch's ad slots being filled by local advertisers per interviews conducted by L.E.K. Consulting. Assumes a 7% discount to rate card pricing and a 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 80% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches.

(3) Based on interviews conducted by L.E.K. Consulting.

Losses in each of the Display businesses are unacceptable and must be independently analyzed by the Board immediately

- As we have highlighted, we believe AOL is currently losing over $500 million in its Display business, including losses of approximately $150 million in Patch alone.(1)
- However, rather than analyzing the massive losses in the Display business with an open mind, and taking action to address these losses, we believe AOL is instead attempting to conceal these losses by arguing that AOL's search business is dependent on the Company's Display business and, therefore, its losses should not be viewed separately from the rest of AOL's businesses.
- To be clear, we believe that AOL's decision to invest in each of its Display businesses, including Patch, need to be analyzed separately from Search and the rest of AOL's other businesses.

However, even if the Display and Search businesses were included together, that combined business would still be losing almost $300 million on revenue of $931 million.(1)

CY 2011 Display Operating Performance (1)			*($ in millions)*
	Revenue	Adjusted EBITDA	Adj. EBITDA Margin
Display	$573	($545)	-95%
Display + Search	$931	($285)	-31%

(1) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses. For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch…"

AOL's owned content properties do not drive search on AOL.com

- AOL generates the vast majority of its search revenue from AOL.com.
- However, based on our analysis of industry data on visits to AOL.com, less than 2% of visits are originated from AOL's other owned content properties.(1)
- Instead, the majority of users visiting AOL.com are sourced directly from AOL's access customers or from users going directly to AOL.com for purposes such as email.(1)


Search
Access
AOL Mail
Other Direct Entry (2)
Aol.
AOL Owned Content Properties
Drive less than 2% of visits (1)

We believe that Search is actually more closely linked to Access, AOL.com, and AOL Mail than the rest of AOL's owned content properties in its Display segment.

(1) Compete, Inc. traffic data as of March 2012. AOL owned content properties include all of AOL's owned content properties, excluding AOL.com. Compete, Inc. visits defined as 30-minute increments.
(2) Includes traffic from search engines and other internet sites not owned by AOL, Inc.

STARBOARD VALUE

Patch certainly does not drive search on AOL.com

- As a local community website, Patch is used as a destination to learn about specific community news and events.
- AOL.com, on the other hand, provides mostly national news as well as information within targeted verticals, such as Entertainment, Finance, and Technology.
- As a result, only 0.02% of visits to AOL.com are driven from Patch.[1]



Search
Aol.
Patch
Drives 0.02% of visits (1)

Patch clearly does not drive search traffic and needs to be viewed independently from AOL's other businesses.

(1) Compete, Inc. traffic data as of March 2012. Compete, Inc. visits defined as 30-minute increments

We question whether owning content actually improves Search

Engagement drives search, yet owning and producing content in house does not necessarily drive engagement.

- Prior to the acquisition of The Huffington Post by AOL in March 2011, The Huffington Post outsourced a significant portion of its content production.
- Yet, users of The Huffington Post, prior to AOL's acquisition, actually had a higher length of stay than AOL.com does today, even though AOL produces most of its own content.
- The longer users stay on a website, the more engaged they are, and the more likely they may be to search.

Length of Stay on Website (1)



(Minutes)
8
7
6
5
6:52
7:45
AOL.com
Huffington Post (pre-acquisition with outsourced content model)

Prior to its acquisition by AOL, The Huffington Post was able to drive better engagement than AOL does today, even though it outsourced a significant portion of its content.

How, then, can AOL argue that it needs to produce most of its own content to generate higher user engagement levels in order to drive Search?

(1) Compete, Inc. length of stay data for AOL.com as of March 2012 and Huffington Post as of January 2011, the month prior to the acquisition announcement by AOL.

STARBOARD VALUE

AOL has already outsourced its Sports, Health, and Real Estate content

Why would AOL users reading sports on AOL.com be less interested in searching on AOL.com's toolbar because AOL does not own its sports content?


SPORTS NEWS
Legendary Pitcher Injures Knee, Career May Be Over
LeBron Leads Heat to Verge of Advancing
Star Defensive End Involved in Rollover Crash
ESPN Analyst Leaves to Accept Coaching Job
Defending NBA Champions on the Ropes
Watch: Funniest Postgame Conference Ever?
'Sports Guy' Withdraws MVP Vote Over Conflict
More Sports News


Aol.
SportingNews
MLB
FIND THE RIDING MOWER THAT'S RIGHT FOR YOU
Mariano Rivera injury: If this is the end, he deserved better

We believe AOL has already proven through outsourcing Sports, Health, and Real Estate Listings, that it does not need to own and produce all of its content to maintain engagement with users in an effort to drive Search.

IMPORTANTLY, this does not mean AOL should not own content, but rather that choosing to own content is an independent decision from Search and needs to have a path to profitability in its own right.

STARBOARD VALUE

What actually drives search on AOL.com?

"If you look at where search comes from on the AOL properties, majority of it comes from the homepage client and from AOL.com."

– CEO Tim Armstrong, 2Q10 conference call, 8/4/10

"… AOL's search business is intimately linked to the Access business. Content isn't driving search – it's people who use AOL software. Current and former Access and AIM users. AOL tried a lot of things to get more users from other sites to use Search, but nothing worked, it was fairly disappointing …."

– Former senior AOL employee, March 2012 (1)

STARBOARD VALUE

(1) Based on interviews conducted by L.E.K. Consulting.

Any decision to invest in Display should be viewed independently

AOL's decision to continue to invest in each of its Display businesses should be viewed by the Board entirely independent from the rest of AOL's businesses, particularly given its massive losses.[1,2]

CY 2011 Operating Performance [1,2]			($ in millions)
	Revenue	Adjusted EBITDA	Adj. EBITDA Margin
Access	$803	$643	80%
Search	357	261	73%
Advertising Network	384	21	6%
Display - Free Premium Content	**560**	**(398)**	**-71%**
Display - Patch	**13**	**(147)**	**-1131%**
Other	85	8	10%
Total	**$2,202**	**$388**	**18%**
Total (excluding Display)	**$1,629**	**$933**	**57%**

How can the Board justify continuing to lose over $500 million in its Display business?

(1) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses.

(2) For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue… ." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch… ."

STARBOARD VALUE

AOL needs to substantially improve the profitability of Display

- While AOL has amassed a large content business with over 100 million unique visitors and $573 million in revenue with the scale to compete profitably, the Company is not operating this business efficiently.
  - In fact, we believe that AOL's Display business is losing more than $500 million per year and that Patch alone is losing approximately $150 million per year.[1,2]
- AOL's challenges in Display are a direct result of the Company's high cost strategy, which is based on substantial in-house editorial and sales personnel.
- In just the last year alone, AOL spent $2.59 for every $1.00 in incremental revenue it generated.[3]
- Other similar-sized premium content sites such as WebMD Health, and smaller sites such as CNET[4], are highly profitable.
- AOL's Display business has unacceptable financial performance.

We believe the losses in Display are unacceptable and put the future of AOL in jeopardy.

(1) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses.

(2) For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue… ." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch…."

(3) Calculated as change in AOL's total costs from 2010 to 2011, including traffic acquisition costs, cost of revenues, SG&A, and stock-based compensation. Assumes constant EBITDA margins across AOL's non-Display businesses, which results in incremental changes in costs relative to change in revenue. Non-Display EBITDA margins include estimates of 80% for Access, 73% for Search, 5.5% for Advertising Network, and 10% for Other..

(4) Financials as of 2008, prior to the acquisition of CNET Networks by CBS Corporation.

STARBOARD VALUE

Patch's business model is structurally flawed and will not succeed

- Patch is the single largest contributor to losses in Display, losing approximately $150 million per year.[1]
- Patch's business model, which requires substantial personnel in each local market, is high cost and is not scalable.
- AOL has continued to underestimate the costs of operating Patch and revenue has remained elusive.
- Patch does not provide local businesses with an attractive measurable ROI and its high fixed monthly rate card pricing implies substantially higher CPMs and lower returns than other similar local advertising models.
  - Further, even if local businesses wanted to advertise on Patch, they could bypass Patch's high rate card pricing by using Google AdWords.
- These dynamics have resulted in Patch selling less than 20% of its ad slots to local businesses despite its target of 80% and an estimated 70% of local businesses that do not renew their contracts.[2]
- National advertisers do not value advertising on Patch more than other forms of broad-based display advertising.[2]
- This lack of demand from local and national advertisers has resulted in AOL filling the remaining ad slots on Patch with remnant AOL ad inventory at discounts of more than 95% from rate card pricing to increase Patch revenue and justify the Patch business model, even though this ad revenue could be used on any other AOL site.[2,3]
- Even at Patch's target revenue model of selling 80% of ad slots to local advertisers near rate card pricing, which is no where near the current reality and highly unrealistic in any scenario, Patch would still lose approximately $20 million to $60 million per year.[4]

We believe that Patch's business model is not viable and the business needs to be either sold, partnered, or shut down to stem its massive losses.

(1) We arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue… ." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "… we're going to spend $160 million a year this year on Patch… ."

(2) Based on interviews conducted by L.E.K. Consulting.

(3) Assumes 18% of Patch's ad slots are being filled by local advertisers at a 15% discount to rate card pricing. Assumes 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 18% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches. At $30 million of revenue, this implies that the remaining ad slots are filled at a 96% discount to rate card pricing.

(4) Based on a targeted revenue model of 80% of Patch's ad slots being filled by local advertisers per interviews conducted by L.E.K. Consulting. Assumes a 7% discount to rate card pricing and a 100% sell-through rate. Uses Patch rate card dated Q4 2011 sourced from a Business Insider article published on February 23, 2012. Calculated as the product of discounted monthly rate card price, sell-through rate, and 80% local volume share. Assumes 863 Patches. Includes additional revenue from business / feature listings based on the average number of business / feature listings per Patch as sourced from L.E.K. Consulting's analysis of individual Patches.

STARBOARD VALUE

Each of AOL's Display properties needs to be analyzed by the Board independently of AOL's other businesses

- AOL's argument that its losses in Display should not be viewed separately from Search are questionable and we believe are meant to conceal the massive losses in the Display business.
- The majority of traffic to AOL.com for Search is actually driven by Access subscribers and users going directly to AOL.com for purposes such as AOL Mail.(1)
- AOL's owned content properties drive less than 2% of visits to AOL.com.(1)
- Patch drives only 0.02% of visits to AOL.com.(1)
- Given The Huffington Post's ability to drive better user engagement than AOL pre-acquisition, even with its primarily outsourced content model, we question whether owning and producing content in house actually drives search more than outsourcing a significant portion of content.
- However, even if the Display and Search businesses were analyzed together, which we do not believe is the appropriate way to analyze the Display business, that combined business would still be losing almost $300 million per year.(2)

The Board cannot continue to conceal the massive losses in the Display business.

The Board must take immediate action to address these very serious issues that threaten to further destroy shareholder value.

(1) Compete, Inc. traffic data as of March 2012. AOL owned content properties include all of AOL's owned content properties, excluding AOL.com. Compete, Inc. visits defined as 30-minute increments.

(2) Segment revenue figures are from Company filings. Segment EBITDA figures are based on Starboard Value estimates derived from assumptions including: EBITDA margins of 80% for the Access business, 73% for Search, 5.5% for Advertising Network, and 10% for the Company's Other business. These values are derived from conversations with the Company, competitors, industry consultants, Wall Street research analysts, and Starboard Value internal estimates. By subtracting our Access, Search, Advertising, and other segment EBITDA estimates from reported consolidated EBITDA, we are able to back into estimated Display EBITDA losses. For Patch, we arrived at our revenue estimate of $13 million in 2011 by making certain assumptions based on disclosure provided by the Company on its fourth quarter 2011 earnings call on February 1, 2012. Specifically, the Company stated that: "Ending Q1 2011, there were 33 Patches that had above $2,000 per month in revenue. Ending Q4 2011, there were 401 Patches above $2,000 per month in revenue…." We arrived at our cost estimates for Patch of $160 million in 2011 based on the following statement by the Company's Chief Financial Officer at the AOL Investor Day on June 16, 2011: "…we're going to spend $160 million a year this year on Patch…."

STARBOARD VALUE

Our Board nominees will ask the difficult questions to focus the Company on dramatically improving profitability and value for all shareholders

- If elected, our nominees would ask the right questions regarding the key issues facing AOL.
- Some of these questions would include:
  - Can Patch actually be profitable in any realistic scenario?
    - If not, what immediate actions need to be taken to stem any further losses in this business?
  - Which owned content properties are profitable and unprofitable after fully allocating costs?
    - For unprofitable properties, is there a legitimate plan to become sustainably profitable on a risk-adjusted basis in the near-term?
      - If so, what are the necessary steps to promptly implement this plan?
      - If not, what actions will we take to maximize the value of these properties?
  - How do AOL's content properties compare to other more profitable content properties?
    - What accounts for this difference and how can we address it?
  - What content verticals should be outsourced versus owned?
  - Where are the duplicative costs in the organization, specifically within categories including editorial, sales, technology, and real estate?
    - What is the most efficient path to eliminating these duplicative costs?

Our Board nominees will ask the difficult questions to focus the Company on dramatically improving profitability and value for all shareholders.

Our nominees have the appropriate skill sets and fortitude to improve value for all shareholders

We have nominated three highly-qualified, independent director candidates for election to the AOL Board of Directors at the 2012 Annual Meeting, which will be held on June 14 in Boston, MA.

- **Dennis A. Miller** has been a consultant to Lionsgate Entertainment since August 2010, and has been focused primarily on investing at the intersection of media and technology. Previously, he was a General Partner at Spark Capital, a venture fund where he invested in companies including Twitter, CNET, and AdMeld. As a Managing Director for Constellation Ventures, he invested in companies such as Capital IQ. Mr. Miller has also served as Executive Vice President of Lionsgate Entertainment, Executive Vice President of Sony Pictures Entertainment, and Executive Vice President of Turner Network Television. Mr. Miller's 10 years of experience in senior executive positions at large media and entertainment companies, as well as his 10+ years of experience investing in cable, subscription, and online businesses, qualify him, in Starboard's view, to ably assist in the effective oversight of the Company.

- **Jeffrey C. Smith** is co-Founder and CEO of Starboard Value, a New York-based investment firm that is one of the largest stockholders of AOL. Mr. Smith has extensive public company board experience. Currently, he serves on the boards of Regis Corp., and SurModics Inc. Previously, he was the Chairman of the Board of Phoenix Technologies Ltd., and a director of Zoran Corporation, Actel Corporation, S1 Corporation, and Kensey Nash Corp. Mr. Smith also served as a member of the Management Committee for Register.com. As Chief Investment Officer of Starboard Value, Mr. Smith has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation. Starboard believes that Mr. Smith's extensive public board experience and experience in a variety of industries together with his management experience in a variety of roles enable Mr. Smith to provide the Company with valuable financial and executive insights.

- **James A. Warner** is the principal of Third Floor Enterprises, an advisory firm specializing in digital marketing and media. Previously, he was Executive Vice President of Avenue A | Razorfish, and served on the executive committee of aQuantive, its parent company. He has also served as President of Primedia Magazine Group, President of the CBS Television Network, President of CBS Enterprises, and Vice President at HBO. Mr. Warner served as a director on the board of MediaMind Technologies Inc. until its sale to DG FastChannel, Inc. in July 2011. Mr. Warner's 30+ years of experience building and leading organizations in digital media and marketing and his deep expertise in general management, business development, strategy and planning, will enable him, in Starboard's view, to provide effective oversight of the Company.

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